EXHIBIT 10.44

SECURITIES PURCHASE AGREEMENT, dated as of October 3, 2006 (this “Agreement”), among ACORDA THERAPEUTICS, INC., a Delaware corporation (the “Company”), and the Purchasers listed on Exhibit A hereto, together with their permitted transferees (each, a “Purchaser” and collectively, the “Purchasers”).

INTRODUCTION

The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act.

The Purchasers desire to purchase and the Company desires to sell, upon the terms and conditions stated in this Agreement, shares of the Company’s common stock, par value $.001 per share (the “Common Stock”).

The capitalized terms used herein and not otherwise defined have the meanings given them in Article 7.

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers (severally and not jointly) hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF SHARES

Section 1.1             Purchase and Sale of Shares.  At the Closing, the Company will issue and sell to each Purchaser, and each Purchaser will, severally and not jointly, purchase from the Company the number of shares of Common Stock (the “Shares”) set forth opposite such Purchaser’s name on Exhibit A hereto.  The purchase price for each Share shall be $9.75 (the “Purchase Price”), which represents a discount of 15.22% to the closing bid price of the Common Stock as reported on NASDAQ (symbol “ACOR”), as the 4:00 p.m. EDT, closing bid price on October 3, 2006.

Section 1.2             Payment.  At the Closing, each Purchaser will pay the aggregate Purchase Price set forth opposite its name on Exhibit A hereto by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers prior to the Closing.  At or promptly following the Closing, the Company will instruct its transfer agent to credit each Purchaser the number of Shares set forth on Exhibit A (and, upon request, will deliver stock certificates to the Purchasers representing the Shares) against delivery of the aggregate Purchase Price on the Closing Date.

Section 1.3             Closing Date.  The closing of the transaction contemplated by this Agreement will take place on or about October 6, 2006 (the “Closing Date”) and the closing (the “Closing”) will be held at the offices of Covington & Burling, 1330 Avenue of the

Americas, New York, New York 10019 or at such other time and place as shall be agreed upon by the Company and the Purchasers hereunder of a majority in interest of the Shares.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchasers that:

Section 2.1             Organization and Qualification; Subsidiaries.  Each of the Company and its subsidiary is duly incorporated, validly existing and in good standing under the laws of the state of its organization, with corporate power and authority to conduct its business as currently conducted as disclosed in the SEC Documents.  Each of the Company and its subsidiary is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.  Except for MS Research and Development Corp., the Company does not own or control, directly or indirectly, any corporation, association or other entity.

Section 2.2             Authorization; Enforcement.  The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares in accordance with the terms hereof.  The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including the issuance of the Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required.  This Agreement has been duly executed by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

Section 2.3             Capitalization.  The authorized capital stock of the Company, as of June 30, 2006, consisted of 80,000,000 shares of Common Stock, of which 19,630,636 shares were issued and outstanding and 20,000,000 shares of blank check Preferred Stock, $0.001 par value per share, none of which have been designated.  All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued, fully paid, and nonassessable.  Options and warrants to purchase an aggregate of 2,521,460 shares of Common Stock were outstanding as of June 30, 2006.  Except as disclosed in or contemplated by the SEC Documents, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations other than options granted under the Company’s stock option plans and its employee stock purchase plan.

Section 2.4             Issuance of Shares.  The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

Section 2.5             No Conflicts; Government Consents and Permits.  (a) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of its certificate of incorporation or bylaws or require the approval of the Company’s stockholders, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect.

(b)           The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Shares in accordance with the terms hereof other than such as have been made or obtained, and except for the registration of the Shares under the Securities Act pursuant to Section 6 hereof, any filings required to be made under federal or state securities laws, and any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq.

(c)           Each of the Company and its subsidiary has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, except for such franchise, permit, license or similar authority, the lack of which would not reasonably be expected to have a Material Adverse Effect.  Each of the Company and its subsidiary has not received any written notice of any proceeding relating to revocation or modification of any such franchise, permit, license, or similar authority except where such revocation or modification would not reasonably be expected to have a Material Adverse Effect.

Section 2.6             SEC Documents, Financial Statements.  The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”).  As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Financial

Statements have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).  All material agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K (collectively, the “Material Agreements”) to which the Company or its subsidiary are a party, or the property or assets of the Company or its subsidiary are subject, have been filed as exhibits to the SEC Documents.  Each of the Company and its subsidiary is not in breach of or default under any of the Material Agreements to which it is a party, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement, except in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor its subsidiary has received a notice of termination of any of the Material Agreements.

Section 2.7             Absence of Litigation.  As of the date hereof, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against the Company or its subsidiary  that if determined adversely would reasonably be expected to have a Material Adverse Effect.  There has not been, and to the knowledge of the Company, there is not pending, any investigation by the SEC involving the Company or any current or former director or officer of the Company.  The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

Section 2.8             Intellectual Property Rights.  To the Company’s knowledge, each of the Company and its subsidiary owns or possesses licenses or sufficient rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct its business as conducted as of the date hereof (the “Intellectual Property”), except for such Intellectual Property the lack of which could not reasonably be expected to result in a Material Adverse Effect.  To the Company’s knowledge and except as disclosed in the SEC Documents, neither the Company nor its subsidiary has infringed the intellectual property rights of third parties and no third party, to the Company’s knowledge and except as disclosed in the SEC Documents, is infringing the Intellectual Property, in each case, which could reasonably be expected to result in a Material Adverse Effect.  Except as disclosed in the SEC Documents, there are no material options, licenses or agreements relating to the Intellectual Property, nor is the Company nor its subsidiary bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity.  As of the date hereof, there is no material claim or action or proceeding pending or, to the Company’s knowledge, threatened, that challenges the right of the Company or its subsidiary with respect to any Intellectual Property.

Section 2.9             Placement Agents.  The Company has taken no action that would give rise to any claim by any person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with the Placement Agents, whose commissions and fees will be paid by the Company.

Section 2.10           Investment Company.  The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Section 2.11           No Material Adverse Effect.  Since June 30, 2006, except as described or referred to in the SEC Documents and except for cash expenditures in the ordinary course of business, there has not been any change in the business, its assets or liabilities except for any such change that would not reasonably be expected to result in a Material Adverse Effect.

Section 2.12           Nasdaq Global Market.  The issued and outstanding shares of Common Stock are listed on Nasdaq, and, to the Company’s knowledge, there are no proceedings to revoke or suspend such listing.  The Company is in compliance in all material respects with the requirements of Nasdaq for continued listing of the Common Stock thereon and any other Nasdaq listing and maintenance requirements.

Section 2.13           Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company), other than as an officer or director of the Company, with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents to the Company in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Shares.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based upon the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

Section 2.14           Accountants.  KPMG LLP, who will express their opinion with respect to the audited financial statements and schedules that will be included as a part of the Registration Statement prior to the filing of the Registration Statement, are independent accountants as required by the Securities Act.

Section 2.15           Insurance.  Each of the Company and its subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the businesses and location in which the Company or its subsidiary, as applicable, is engaged, (ii) with the resources of the Company or its subsidiary, as applicable, and (iii) at a similar stage of development as the Company or its subsidiary, as applicable.  Neither the Company nor its subsidiary has received any written notice that it will not be able to renew its existing insurance coverage as and when such coverage expires.  The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business and the business of its subsidiary.

Section 2.16           Foreign Corrupt Practices. Since January 1, 2004, neither the Company, nor to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 2.17           Private Placement.  Neither the Company nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act.

Section 2.18           No Registration Rights. No person has the right to (i) prohibit the Company from filing the Registration Statement or (ii) other than as disclosed in the SEC Documents, require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement.  The granting and performance of the registration rights under this Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture or instrument to which the Company is a party.

Section 2.19           Application of Takeover Protections.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not impose any restriction on any Purchaser, or create in any party (including any current stockholder of the Company) any rights, under any share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provisions under the Company’s charter documents or the laws of its state of incorporation.

Section 2.20           Sarbanes-Oxley Act.  The Company is in material compliance with all applicable provisions of the U.S. Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations promulgated in connection therewith.

Section 2.21           Internal Accounting Controls.  To the extent legally required, the Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 2.22           Taxes.  The Company has filed (or has obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due on such tax returns, except where the failure to so file or the failure to so pay would not reasonably be expected to have a Material Adverse Effect.

Section 2.23           No Manipulation of Stock.  The Company has not taken, nor will it take, directly or indirectly any action designed to stabilize or manipulate the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

Section 2.24           Related Party Transactions.  Except with respect to transactions (i) that are not required to be disclosed and (ii) contemplated hereby to the extent any director or an Affiliate of any director purchases Securities hereunder, all transactions that have occurred between or among the Company, on the one hand, and any of its officers or directors, or any Affiliate or Affiliates of any such officer or director, on the other hand, prior to the date hereof have been disclosed in the SEC Documents.

ARTICLE III
PURCHASER’S REPRESENTATIONS AND WARRANTIES

Each Purchaser represents and warrants to the Company, severally and not jointly, with respect to itself and its purchase hereunder, that:

Section 3.1             Investment Purpose.  The Purchaser is purchasing the Shares for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Shares or any arrangement or understanding with any other persons regarding the sale or distribution of such Shares except in accordance with the provisions of Article 6 and except as would not result in a violation of the Securities Act.  The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the provisions of Article 6 or pursuant to and in accordance with the Securities Act.

Section 3.2             Questionnaires.  Purchaser has submitted to the Company a Stock Certificate and the Registration Statement questionnaire substantially in the form of Exhibit B hereto and such questionnaire shall be accurate and correct when delivered and as of the Closing Date.

Section 3.3             Reliance on Exemptions.  The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

Section 3.4             Information.  The Purchaser has had the opportunity to review the SEC Documents. At a reasonable time prior to the Offering, the Purchaser has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information contained in the SEC Documents. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Documents and the Company’s representations and warranties contained herein.

Section 3.5             Acknowledgement of Risk.  (a) The Purchaser acknowledges and understands that its investment in the Shares involves a significant degree of risk, including, without limitation, (i) the Company remains a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the

Shares; (ii) an investment in the Company is speculative, and only Purchasers who can afford the loss of their entire investment should consider investing in the Company and the Shares; (iii) the Purchaser may not be able to liquidate its investment; (iv) transferability of the Shares is extremely limited; (v) in the event of a disposition of the Shares, the Purchaser could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future.  Such risks are more fully set forth in the SEC Documents;

(b)           The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.  The Purchaser is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares; and

(c)           The Purchaser has, in connection with the Purchaser’s decision to purchase Shares, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein, and the Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Shares, relied solely upon the advice of such Purchaser’s own counsel and has not relied upon or consulted any counsel to the Placement Agents or counsel to the Company.

Section 3.6             Governmental Review.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

Section 3.7             Transfer or Resale.  The Purchaser understands that:

(a)           the Shares have not been and are not being registered under the Securities Act (other than as contemplated in Article 6) or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act, as contemplated in Article 6; (ii) the Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope reasonably satisfactory to the Company) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Shares are sold or transferred pursuant to Rule 144;

(b)           any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(c)           except as set forth in Article 6, neither the Company nor any other person is under any obligation to register the resale of the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

Section 3.8             Legends.  (a) The Purchaser understands the certificates representing the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.  THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT UNDER WHICH THE SHARES WERE ISSUED.

(b)           The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from the Shares (i) following any sale of the Shares pursuant to an effective Registration Statement or Rule 144, or (ii) if such Shares are eligible for sale under Rule 144(k).  Following the time a legend is no longer required for the Shares hereunder, the Company will, no later than five Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive and other legends.

Section 3.9             Authorization; Enforcement.  The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement.  Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

Section 3.10           Residency.  The Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

Section 3.11           Acknowledgements Regarding Placement Agent.  The Purchaser acknowledges that the Placement Agents are acting as the exclusive placement agents on a “best efforts” basis for the Shares being offered hereby and will be compensated by the Company for acting in such capacity.  The Purchaser represents that (i) the Purchaser was contacted regarding the sale of the Shares by the Placement Agent (or an authorized agent or representative thereof)

with whom the Purchaser entered into a confidentiality agreement and (ii) no Shares were offered or sold to it by means of any form of general solicitation or general advertising.

ARTICLE IV
COVENANTS

Section 4.1             Reporting Status.  The Company’s Common Stock is registered under Section 12 of the Exchange Act.  During the Registration Period (or within the periods permitted under Rule 12b-25 of the Exchange Act), the Company will timely file with the SEC all reports required to be so filed under the Exchange Act, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 4.2             Expenses.  The Company and each Purchaser is each severally and not jointly liable for, and each will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

Section 4.3             Financial Information.  The financial statements of the Company to be included in any documents filed with the SEC will be prepared in accordance with accounting principles generally accepted in the United States, consistently applied (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q), and will fairly present in all material respects the consolidated financial position of the Company and consolidated results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

Section 4.4             Securities Laws Disclosure; Publicity.  On or before 9:30 a.m., New York local time, on October 4, 2006 the Company shall issue a press release announcing the signing of this Agreement and describing the material terms of the transactions contemplated by this Agreement.  On or before October 4, 2006, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as an exhibit to such Current Report on Form 8-K this Agreement, in the form required by the Exchange Act. The Company shall not publicly disclose any information concerning a Purchaser without the prior written consent of such Purchaser, except for disclosure of the name of such Purchaser and the type and amount of securities of the Company held by such Purchaser in connection with any legal or regulatory filings required to be made by the Company or except as otherwise required by law.

Section 4.5             Sales by Purchasers.  Each Purchaser will sell any Shares held by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder.  No Purchaser will make any sale, transfer or other disposition of the Shares in violation of federal or state securities laws.

Section 4.6             Pledge of Shares.  The Company acknowledges and agrees that the Shares may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Shares.  The pledge of Shares shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and no Purchasers effecting a pledge of the Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement; provided that a Purchaser and its pledgee shall comply with the provisions of this Agreement in order to effect a sale, transfer, or assignment of any such Shares to such pledgee.  At the expense of the Purchaser pledging such Shares, the Company hereby agrees to execute and deliver such documentation as pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by a Purchaser.

ARTICLE V
CONDITIONS TO CLOSING

Section 5.1               Conditions to Obligations of the Company.  The Company’s obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to each Purchaser is subject to the fulfillment or waiver as of the Closing Date of the following conditions:

(a)           Receipt of Funds.  The Company shall have received immediately available funds in the full amount of the purchase price for the Shares being purchased hereunder as set forth opposite such Purchaser’s name on Exhibit A hereto.

(b)           Representations and Warranties.  The representations and warranties made by each Purchaser in Article 3 that are qualified by materiality shall be true and correct in all respects as of the Closing Date as if they had been made on and as of such date and the representations and warranties made by each Purchaser in Article 3 that are not so qualified shall be true and correct in all material respects as if they had been made on and as of such date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

(c)           Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d)           Blue Sky.  The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Shares.

(e)           Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(f)            No Governmental Prohibition.  The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation.

(g)           No Stop Order.  No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

Section 5.2               Conditions to Purchasers’ Obligations at the Closing.  Each Purchaser’s obligation to complete the purchase and sale of the Shares is subject to the fulfillment or waiver as of the Closing Date of the following conditions:

(a)           Representations and Warranties.  The representations and warranties made by the Company in Article 2 that are qualified by materiality (including in the definition of Material Adverse Effect) shall be true and correct in all respects as of the Closing Date as if they had been made on and as of such date and the representations and warranties made by the Company in Article 2 that are not so qualified shall be true and correct in all material respects as if they had been made on and as of such date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

(b)           Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c)           Blue Sky.  The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Shares.

(d)           Legal Opinion.  The Company shall have delivered to such Purchaser an opinion, dated as of the Closing Date, from Covington & Burling LLP, counsel to the Company, in substantially the form attached hereto as Exhibit C hereto.

(e)           Certificates of the Company.  The Company shall have delivered to such Purchaser (i) a certificate of a senior executive officer of the Company, dated the Closing Date, confirming the satisfaction of the conditions set forth in clauses (a) and (b) of this Section 5.2, (ii) a certificate of the Secretary or Assistant Secretary of the Company, dated the Closing Date, certifying as to the incumbency and signatures of the officers executing this Agreement and the other documents delivered by the Company under this Agreement and (iii) a good standing certificate of the Company, dated as of a recent date, from the Secretary of State of the State of Delaware.

(f)            Transfer Agent Instructions.  The Company shall have delivered to its transfer agent irrevocable instructions to issue to such Purchaser or in such nominee name(s) as designated by such Purchaser in writing such number of Shares set forth opposite such Purchaser’s name on Exhibit A hereto or, if requested by the Purchaser, one or more certificates representing such Shares.

(g)           Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(h)           No Governmental Prohibition.  The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation.

(i)            No Stop Order.  No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

ARTICLE VI
REGISTRATION RIGHTS

Section 6.1               Filing of Registration Statement.  The Company shall use its reasonable best efforts to (i) file a registration statement covering the resale of the Registrable Securities no later than 45 days after the Closing Date (the “Filing Date”) on a registration statement on Form S-1 (the “Registration Statement”) with the SEC and (ii) effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as promptly as possible after the filing thereof, but in any event by the date which is 135 days after the Closing Date.

Section 6.2               Expenses.  All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 6.1 shall be borne by the Company.  All Selling Expenses relating to the sale of securities registered by or on behalf of any Holder shall be borne by such Holder.

Section 6.3               Registration Defaults.  The Company further agrees that, in the event that the Registration Statement (i) has not been filed by the SEC within 45 days after the Closing Date, (ii) has not been declared effective by the SEC within 90 days after the Closing Date, if the SEC determines not to review the Registration Statement, (iii) has not been declared effective by the SEC within 135 days after the Closing Date, if the SEC determines to review the Registration Statement, or (iv) after the Registration Statement is declared effective by the SEC, is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective, other than, in each case, within the time period(s) permitted by Section 6.8(b) (each such event referred to in clauses (i), (ii) and (iii), (a “Registration Default”)), for any thirty-day period (a “Penalty Period”) during which the Registration Default remains uncured (which initial thirty-day period shall commence on the fifth Business Day after the date of such Registration Default if such Registration Default has not been cured by such date), the Company shall pay in cash to each Purchaser 1% per month of such Purchaser’s aggregate Purchase Price for such Purchaser’s Shares for each Penalty Period during which the Registration Default remains uncured; provided, however, that if a Purchaser fails to provide the Company with any information that is required to be provided in the Registration Statement with respect to such Purchaser as set forth herein, then the commencement of the Penalty Period described above shall be extended until two Business Days following the date of receipt by the Company of such required information; provided further, that the amount payable to any Holder hereunder for any partial Penalty Period shall be prorated for the number of actual days during such Penalty Period during which a Registration Default remains uncured; and provided further, that in no event shall the Company be required to pay to any Purchaser pursuant to this Section 6.3 an aggregate amount that exceeds 10% of the aggregate Purchase Price paid by such Purchaser for such Purchaser’s Shares.

Section 6.4               Registration Period Covenants.  In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance.  At its expense, during the Registration Period, the Company shall:

(a)           except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws that the Company determines to obtain, continuously effective with respect to a Holder, when the Company has the ability to register its securities on Form S-3, to convert such Registration Statement into a registration statement on Form S-3 and to keep such converted registration statement continuously effective (including, filing any necessary post-effective amendment to the Registration Statement) and to keep such Registration Statement  free of any material misstatements or omissions, until the earlier of the following:  (i) the second anniversary of the Closing Date, (ii) the date on which all Shares held by such Holder may be sold under Rule 144(k) or (iii) the date that all of the Shares have been sold by the Holders.  The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as the “Registration Period.”

(b)           advise the Holders:

(i)            within two Business Days when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)           within five Business Days of any request by the SEC following the effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii)          within five Business Days of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iv)          within five Business Days of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)           within five Business Days of the occurrence of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

(c)           use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d)           promptly deliver to each such Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

(e)           if a Holder so requests in writing, deliver to each Holder, without charge, (i) one copy of the following documents, other than those documents available via EDGAR: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form), (C) its definitive proxy statement with respect to its annual meeting of stockholders, (D) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (E) a copy of the full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) if explicitly requested, all exhibits excluded by the parenthetical to the immediately preceding clause (E);

(f)            prior to any public offering of Registrable Securities pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such United States jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

(g)           upon the occurrence of any event contemplated by Section 6.4(b)(v) above, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h)           otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Securities;

(i)            use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed; and

(j)            use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under Rule 144.

Section 6.5               Certain Limitations.  The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 6.1 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

Section 6.6               Indemnity.  (a) To the extent permitted by law, the Company shall indemnify each Holder, its directors, officers, employees and agents, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, any amendment or supplement thereof, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated by the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder and each person controlling such Holder, for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder for use in preparation of such Registration Statement, prospectus, amendment or supplement; provided further that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of such Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) or in the prospectus subject to completion under Rule 434 of the Securities Act, which together meet the requirements of Section 10(a) of the Securities Act (the “Final Prospectus”), such indemnity shall not inure to the benefit of any such Holder or any such controlling person, if a copy of the Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

(b)           Each Holder will severally, and not jointly, indemnify the Company, each of its directors, officers, employees and agents, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder for use in preparation of the Registration Statement, prospectus, amendment or supplement; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not made available to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability.  Notwithstanding the foregoing, a Holder’s aggregate liability pursuant to this subsection (b) shall be limited to the net amount received by the Holder from the sale of the Registrable Securities giving rise to such claims, losses, damages and liabilities (and actions in respect thereof).

(c)           Each party entitled to indemnification under this Section 6.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense; provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation.  An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).  No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent (such consent not to be unreasonably withheld or delayed) of the Indemnified Party consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  After notice by the Indemnifying Person to such Indemnified Person of the Indemnifying Person’s election to assume the defense of any claim or litigation, the Indemnifying Person shall not be liable to such Indemnified Person for any legal expenses subsequently incurred by such Indemnified Person in connection with the defense thereof.

(d)           If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Notwithstanding the foregoing, a Holder’s aggregate liability pursuant to this subsection (d) shall be limited to the net amount received by the Holder from the sale of Registrable Securities giving rise to such loss, liability, claim, damage or expense (or actions in respect thereof) less all other amounts paid as damages in respect thereto.

Section 6.7               Additional Covenants and Agreements of the Holders.  (a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable

Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 6.1 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b)           Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 6.1 during no more than two periods of no more than 60 calendar days each during any 12-month period to the extent that the Board of Directors of the Company determines in good faith that the sale of Registrable Securities under the Registration Statement would be reasonably likely to cause a violation of the Securities Act or Exchange Act.

(c)           As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing, including completing a Registration Statement questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Article 6.

(d)           Each Holder hereby covenants with the Company (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange, Nasdaq or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five Business Days prior to the date on which the Holder first offers to sell any such Registrable Securities.

(e)           Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

(f)            Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(g)           At the end of the Registration Period, the Holders shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

Section 6.8             Additional Covenants and Agreements of the Company.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, so long as the Holders still own Registrable Securities, the Company shall use its reasonable best efforts to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)           so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

Section 6.9             Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 6.1 may be assigned by a Holder in connection with a transfer by such Holder of all or a portion of its Registrable Securities, provided, however, that (i) such transfer complies with all applicable securities laws; (ii) such Holder gives prior written notice to the Company; and (iii) such transferee agrees in writing to comply with the terms and provisions of this Agreement, and has provided the Company with a completed Registration Statement questionnaire in such form as is reasonably requested by the Company.  Except as specifically permitted by this Section 6.9, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

Section 6.10           Waiver of Registration Rights.  The rights of any Holder under any provision of this Article 6 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by Holders holding not less than a majority of the Registrable Securities; provided, however, that no consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Section 6 unless the same consideration also is offered to all Holders of Registrable Securities.

ARTICLE VII
DEFINITIONS

Section 7.1               Definitions.  The following capitalized terms have the following meanings:

“Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

“Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

“Closing” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.3.

“Common Stock” has the meaning set forth in the introduction.

“Company” has the meaning set forth in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” has the meaning set forth in Section 6.1.

“Final Prospectus” has the meaning set forth in Section 6.6(a).

“Financial Statements” means the financial statements of the Company included in the SEC Documents.

“Holder” means any person holding Registrable Securities or any person to whom the rights under Article 6 have been transferred in accordance with Section 6.9 hereof.

“Indemnified Party” has the meaning set forth in Section 6.6(c).

“Indemnifying Party” has the meaning set forth in Section 6.6(c).

“Intellectual Property” has the meaning set forth in Section 2.8.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets or financial condition of the Company and its subsidiary, taken as a whole, or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement.

“Material Agreements” has the meaning set forth in Section 2.6.

“Nasdaq” means The Nasdaq Global Market.

“Offering” means the private placement of the Company’s Shares contemplated by this Agreement.

“Penalty Period” has the meaning set forth in Section 6.3.

“Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

“Placement Agents” means Banc of America Securities LLC and Lazard Frères & Co. LLC.

“Purchasers” mean the Purchasers whose names are set forth on the signature pages of this Agreement, and their permitted transferees.

“Purchase Price” has the meaning set forth in Section 1.1.

“register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) are held by a Holder or a permitted transferee pursuant to Section 6.9.

“Registration Default” has the meaning set forth in Section 6.3.

“Registration Expenses” means all expenses incurred by the Company in complying with Section 6.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

“Registration Statement” has the meaning set forth in Section 6.1.

“Registration Period” has the meaning set forth in Section 6.4(a).

“Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 2.6.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

“Selling Expenses” means all selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

“Shares” has the meaning set forth in Section 1.1.

Section 7.2             Certain Interpretations.  Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement:  (i) “or” is not exclusive and “include”, “includes” and “including” are not limiting; (ii) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (iii) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented; (iv) references to a Person are also to its permitted successors and assigns; (v) references to an “Article”, “Section”, “Subsection”, “Exhibit” or

“Schedule” refer to an Article of, a Section or Subsection of, or an Exhibit or Schedule to, this Agreement; and (vi) words importing the masculine gender include the feminine or neuter and, in each case, vice versa.

ARTICLE VIII
GOVERNING LAW; MISCELLANEOUS

Section 8.1             Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement will be governed by and interpreted in accordance with the laws of the State of New York.  Each of the parties hereto irrevocably submits and consents to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, in each case located in the Borough of Manhattan, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 8.2             Counterparts; Signatures by Facsimile.  This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

Section 8.3             Headings.  The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

Section 8.4             Severability.  If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

Section 8.5             Entire Agreement; Amendments.  This Agreement (including all schedules and exhibits hereto) and any confidentiality agreement entered into between the Company and a Purchaser (which confidentiality agreement shall continue to be in full force and effect) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.  Any amendment or waiver effected in accordance with this Section 8.5 shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

Section 8.6             Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  The addresses for such communications are:

If to the Company:                                                                                             Acorda Therapeutics, Inc.
15 Skyline Drive
Hawthorne, New York 10532
Facsimile:  (914) 347-4560
Attn:  General Counsel

With a copy to:                                                                                                             Covington & Burling LLP
1330 Avenue of the Americas
New York, NY 10019
Attn:  Ellen B. Corenswet

If to a Purchaser:  To the address set forth immediately below such Purchaser’s name on the signature pages hereto.  Each party will provide ten days’ advance written notice to the other parties of any change in its address.

Section 8.7             Successors and Assigns.  This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns.  The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers, and no Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except as permitted in accordance with Section 6.9 hereof.

Section 8.8             Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns and the Placement Agents, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 8.9             Further Assurances.  Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 8.10           No Strict Construction.  The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 8.11           Equitable Relief.  The Company recognizes that if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers.  The Company therefore agrees that the Purchasers are entitled to seek temporary and permanent injunctive relief in any such case.  Each Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company.  Each Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

Section 8.12           Survival of Representations and Warranties.  Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers herein shall survive for a period of one year following the date hereof.

Section 8.13           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

ACORDA THERAPEUTICS, INC.
By:	/s/ Ron Cohen
Name: Ron Cohen
Title: President and Chief Executive Officer

PURCHASER

Green Way Managed Account Series, Ltd., in respect to
its segregated account, Green Way Portfolio D

By:	Atticus Capital L.P. its Investment Manager

	By:	/s/ MATTHEW EDMONDS
Matthew Edmonds, President

Address:		c/o Atticus Capital LP

152 West 57th St., 45th Fl.

New York, NY 10019

Facsimile:		212-373-0801

PURCHASER

Atticus Trading, Ltd.

By:	/s/ MATTHEW EDMONDS

Matthew Edmonds, Director
(print name and title)

Address:	c/o Atticus Capital LP

152 West 57th St., 45th Fl.

New York, NY 10019

Facsimile:	212-373-0801

PURCHASER

Atticus Global Advisors, Ltd.

By:	/s/ MATTHEW EDMONDS

Matthew Edmonds, Director
(print name and title)

Address:	c/o Atticus Capital LP

152 West 57th St., 45th Fl.

New York, NY 10019

Facsimile:	212-373-0801

PURCHASER

Visium Balanced Fund, LP
(investor name)

By:	/s/ Mark Gottlieb
(signature)

Mark Gottlieb, CCO
(print name and title)

Address:	135 East 57th Street, 27th Floor

New York, NY 10022

Facsimile:	212-808-2301

PURCHASER

Visium Balanced Offshore Fund, Ltd.
(investor name)

By:	/s/ Mark Gottlieb
(signature)

Mark Gottlieb, CCO
(print name and title)

Address:	135 East 57th Street, 27th Floor

New York, NY 10022

Facsimile:	212-808-2301

PURCHASER

Visium Long Bias Fund, LP
(investor name)

By:	/s/ MARK GOTTLIEB
(signature)

Mark Gottlieb, CCO
(print name and title)

Address:	135 East 57th Street, 27th Floor

New York, NY 10022

Facsimile:	212-808-2301

PURCHASER

Atlas Master Fund, Ltd.
(investor name)

By:	/s/ SCOTT SCHROEDER
(signature)

Scott Schroeder, Authorized Signatory
(print name and title)

Address:	135 East 57th Street, 27th Floor

New York, NY 10022

Facsimile:	212-808-2301

PURCHASER

Visium Long Bias Offshore Fund, Ltd.
(investor name)

By:	/s/ MARK GOTTLIEB
(signature)

Mark Gottlieb, CCO
(print name and title)

Address:	135 East 57th Street, 27th Floor

New York, NY 10022

Facsimile:	212-808-2301

PURCHASER

Pierce Diversified Strategy Master Fund LLC, Ena
(investor name)

By:	Brendan O’Neil
(signature)
Brendan O’Neil, Principal and Portfolio Manager
(print name and title)

Address:	One Ferry Building, Suite 255

San Francisco, CA 94111

Facsimile:	415-677-1580

PURCHASER

Enable Opportunity Partners LP
(investor name)

By:	Brendan O’Neil
(signature)
Brendan O’Neil, Principal and Portfolio Manager
(print name and title)

Address:	One Ferry Building, Suite 255

San Francisco, CA 94111

Facsimile:	415-677-1580

PURCHASER

Enable Growth Partners LP
(investor name)

By:	Brendan O’Neil
(signature)
Brendan O’Neil, Principal and Portfolio Manager
(print name and title)

Address:	One Ferry Building, Suite 255

San Francisco, CA 94111

Facsimile:	415-677-1580

PURCHASER

UBS O’Connor LLC FBO
O’Connor PIPES Corporate Strategies Master Ltd.
(investor name)

By:	Nicholas S. Nocerino
(signature)
Nicholas S. Nocerino
(print name and title)

Address:	UBS O’Connor LLC

One North Wacker Drive, 32nd Floor

Chicago, IL 60606

Facsimile:	(312) 525-6271

Contact:	Jeff Richmond

Tele:	(312) 525-5839

jeff.richmond@ubs.com

PURCHASER

HIGHBRIDGE INTERNATIONAL LLC
(investor name)

By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC

By:	Adam J. Chill
(signature)
Adam J. Chill, Managing Director
(print name and title)

Address:	c/o Highbridge Capital Management, LLC
9 West 57th Street, 27th Floor
New York, New York 10019
Attn: Ari J. Storch / Adam J. Chill

Facsimile:	(212) 751-0755

PURCHASER

Iroquois Master Fund Ltd.
(investor name)

By:	/s/ Joshua Silverman
(signature)
Joshua Silverman, Authorized Signatory
(print name and title)

Address:	641 Lexington Ave.
26th Floor
New York, NY 10022

Facsimile:	(212) 207-3452

PURCHASER

LB I Group Inc.
(investor name)

By:	Eric Salzman
(signature)
Eric Salzman SVP
(print name and title)

Address:	399 Park Ave 9th Floor
New York, NY 10022

Facsimile:	(646) 758-1630

3 Oct. 2006

PURCHASER

Life Science Capital Master Fund
(investor name)

By:	/s/ Robert Sinclair
(signature)

Robert Sinclair / Director
(print name and title)

Address:	PO Box 309 GT, Ugland House

South Church St, Georgetown

Grand Cayman, Cayman Islands

Facsimile:	011 44 1481 729499

PURCHASER

SF Capital Partners Ltd.
(investor name)

By:	/s/ Brian H. Davidson
(signature)

Brian H. Davidson, Managing Director
(print name and title)

Address:	3600 South Lake Drive

St. Francis, WI 53235

Facsimile:	414-294-7700

SF Capital Partners Ltd. is a British Virgin Islands corporation

PURCHASER

Third Point Offshore Fund Ltd
(investor name)

By:	/s/ Keith Waller
(signature)

Keith Waller Managing Director Operations Third Point LLC
(print name and title)

Address:	390 Park Ave, 18th Fl

New York, NY 10022

Facsimile:	212-224-7401

PURCHASER

Third Point Partners LP
(investor name)

By:	/s/ Keith Waller
(signature)

Keith Waller Managing Director Operations Third Point LLC
(print name and title)

Address:	390 Park Ave, 18th Fl

New York, NY 10022

Facsimile:	212-224-7401

PURCHASER

Third Point Partners Qualified LP
(investor name)

By:	/s/ Keith Waller
(signature)

Keith Waller Managing Director Operations Third Point LLC
(print name and title)

Address:	390 Park Ave, 18th Fl

New York, NY 10022

Facsimile:	212-224-7401

PURCHASER

Third Point Ultra Ltd.
(investor name)

By:	/s/ Keith Waller
(signature)

Keith Waller Managing Director Operations Third Point LLC
(print name and title)

Address:	390 Park Ave, 18th Fl

New York, NY 10022

Facsimile:	212-224-7401

PURCHASER

JP Morgan Ventures Corp.
(investor name)

By:	/s/ Jennifer Piepszak
(signature)

Jennifer Piepszak, MD
(print name and title)

Address:	270 Park Ave

Floor 7

New York, NY 10017

Facsimile:	212-834-6004

PURCHASER

Baker Biotech Fund I, L.P.
By:	Baker Biotech Capital, L.P.
its general Partner
By:	Baker Biotech Capital (GP), LLC
its general partner

By:	/s/ FELIX BAKER, PH.D.
Felix Baker, Ph.D.
Title: Managing Member

Baker Brothers Life Sciences L.P.
By:	Baker Brothers Life Sciences Capital, L.P.
its general Partner
By:	Baker Brothers Life Sciences Capital (GP), LLC
its general partner

By:	/s/ FELIX BAKER, PH.D.
Felix Baker, Ph.D.
Title: Managing Member

14159, L.P.
By:	14159 Capital, L.P.
its general Partner
By:	14159 Capital (GP), LLC
its general partner

By:	/s/ FELIX BAKER, PH.D.
Felix Baker, Ph.D.
Title: Managing Member

Address for above entities is:
667 Madison Avenue 17th Floor
New York, NY 10012

Fax # 212 521 2245

[SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser	Shares	Aggregate Purchase Price
Atticus Global Advisors, Ltd.	311,450	$3,036,637.50
Atticus Trading, Ltd.	53,336	$520,026.00
Green Way Managed Account Series, Ltd.	45,470	$443,332.50
Baker Biotech Fund I, L.P.	78,701	$767,334.75
Baker Brothers Life Sciences, L.P.	675,357	$6,584,730.75
14159, L.P.	15,173	$147,936.75
Atlas Master Fund, Ltd.	28,674	$279,571.50
Visium Long Bias Offshore Fund, Ltd.	119,639	$1,166,480.25
Visium Long Bias Fund, LP	30,560	$297,960.00
Visium Balanced Offshore Fund, Ltd.	167,610	$1,634,197.50
Visium Balanced Fund, LP	102,300	$997,425.00
Pierce Diversified Strategy Master Fund LLC, Ena	15,385	$150,003.75
Enable Growth Partners, LP	261,538	$2,549,995.50
Enable Opportunity Partners, LP	30,769	$299,997.75
Highbridge International LLC	89,679	$874,370.25
JP Morgan Ventures Corp.	461,538	$4,499,995.50
Iroquois Master Fund Ltd.	76,923	$749,999.25
LB I Group Inc.	205,128	$1,999,998
Life Science Capital Master Fund	25,641	$249,999.75
SF Capital Partners Ltd.	102,564	$999,999.00
Third Point Partners Qualified LP	22,700	$221,325.00
Third Point Partners LP	28,800	$280,800.00
Third Point Offshore Fund Ltd	184,511	$1,798,982.25
Third Point Ultra Ltd	20,400	$198,900.00
UBS O’Connor LLC FBO O’Connor PIPES Corporate Strategies Master Ltd.	76,923	$749,999.25
Total	3,230,769	$31,499,997.75